Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 376-0669	(615) 376-0669
AMERICA SERVICE GROUP SIGNS MERGER AGREEMENT
WITH VALITÁS HEALTH SERVICES
BRENTWOOD, Tennessee (March 3, 2011) — America Service Group Inc. (NASDAQ: ASGR), the parent company of PHS Correctional Healthcare, Inc., and Valitás Health Services, Inc., the parent company of Correctional Medical Services, Inc., announced today the signing of an agreement and plan of merger (the “Merger Agreement”) under which the two companies would be combined, bringing together two leading companies in the correctional healthcare field — America Service Group’s PHS Correctional Healthcare and Valitás’ Correctional Medical Services. Upon completion of the transaction, the combined company will have approximately 11,000 employees and independent contractors and will serve more than 400 correctional facilities. The combined company’s annual revenues are expected to total approximately $1.4 billion for 2011.
Pursuant to the terms of the Merger Agreement, Valitás will acquire America Service Group for cash consideration of $26.00 per share, or approximately $250 million, representing a 48.7% premium to the closing price of America Service Group’s stock on March 2, 2011, the last day of trading prior to the announcement of the Merger Agreement.
The transaction is subject to the approval of America Service Group’s stockholders and other customary closing conditions, including the satisfaction of governmental and regulatory approval requirements. The boards of directors of both companies have unanimously approved the Merger Agreement, and the board of directors of America Service Group recommends that its stockholders adopt the merger agreement. The transaction, for which Valitás has received committed financing, is expected to close in the second quarter of 2011.
Under the terms of the Merger Agreement, the board of directors of America Service Group, with the assistance of its independent advisors, intends to solicit superior proposals during the next 45 days. America Service Group does not intend to disclose developments with respect to the solicitation process unless and until the board of directors has made a decision with respect to a potential superior proposal.
In commenting on the announcement, Rich Hallworth, President and Chief Executive Officer of America Service Group, said, “We believe this combination creates a new organization that will bring together the best people in our industry to serve our clients and patients and provides the best value to states and counties seeking to wisely use taxpayer dollars by privatizing their correctional healthcare facilities. The new company will have enhanced scale, broad service offerings, industry leading clinical approaches and growth opportunities for our employees.”
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ASGR Signs Merger Agreement with Valitás Health Services

March 3, 2011
Richard H. Miles, Chairman and Chief Executive Officer of Valitás Health Services, Inc., added, “This combination will be good for the state and local governments we serve, providing them with greater access to outstanding talent and expertise in the specialized field of correctional healthcare. We are creating a team with best-in-class experience, staffing depth and leadership. Our existing and future clients will benefit from the quality of this team.”
Mr. Hallworth added, “I want to assure our clients that there will be no disruption in our services during the pendency of the transaction or afterward. We are keenly aware and sensitive to the needs of our clients, security personnel and patients to consistently deliver services under our respective contracts. Both companies are totally committed to maintaining consistency among those staff members who work in correctional facilities and in direct support of our contracts with corrections agencies. We do not anticipate making changes to these personnel or direct support staff members as we ensure continuity of services and care.”
The corporate headquarters for the combined company will be in Brentwood, Tennessee, while the operational headquarters will be in St. Louis, Missouri. Mr. Hallworth will serve as the Chief Executive Officer, and Stuart Campbell, currently President and Chief Operating Officer of Valitás, will hold those responsibilities in the combined company. Michael Taylor, currently the Executive Vice President and Chief Financial Officer of America Service Group, is expected to serve as Executive Vice President and Chief Financial Officer of the combined company. Mr. Miles will move from his executive role and become the Nonexecutive Chairman of the board of directors.
Barclays Capital and BofA Merrill Lynch have provided customary senior debt commitment letters for the transaction. Funds managed by GSO Capital Partners L.P. and its affiliates have provided customary mezzanine financing commitment letters for the transaction. Barclays Capital and BofA Merrill Lynch are serving as financial advisors to Valitás Health Services. Paul, Hastings, Janofsky & Walker LLP is serving as legal counsel to Valitás Health Services. Barclays Capital rendered a fairness opinion to Valitás’ board of directors in connection with the transaction.
Signal Hill Capital Group LLC is serving as financial advisor to America Service Group. Oppenheimer & Co. Inc. rendered a fairness opinion to the board of directors of America Service Group in connection with the transaction. Bradley Arant Boult Cummings LLP is serving as legal counsel to America Service Group.
About America Service Group
America Service Group Inc., based in Brentwood, Tenn., is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on its website at www.asgr.com.
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ASGR Signs Merger Agreement with Valitás Health Services

March 3, 2011
About Valitás Health Services
Valitás Health Services is the parent company of Correctional Medical Services, Inc (CMS) — a nationwide leader in the provision of correctional healthcare services, offering a comprehensive suite of medical, dental, pharmacy and mental health services for the incarcerated population. For more information, visit the CMS website at www.cmsstl.com.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about America Service Group’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Readers should not place undue reliance on such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. The material factors that could cause actual results to differ materially from those expressed in forward-looking statements include, without limitation, the following: (1) the inability to complete the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received by Valitás in connection with the merger agreement; (5) the impact of the substantial indebtedness incurred to finance the consummation of the merger; (6) the possibility that competing offers will be made; (7) the effect of the announcement of the transaction on America Service Group’s business relationships, operating results and business generally, either before or after the consummation of the transaction; (8) diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the Merger; and (9) general economic or business conditions and other factors. Additional information on risk factors that may affect the business and financial results of America Service Group can be found in America Service Group’s most recent Annual Report on Form 10-K and in the filings of America Service Group made from time to time with the SEC. America Service Group undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S SHAREHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615) 373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.
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